UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    May 5, 2017

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements
On May 5, 2017, the Board of Directors (the “Board”) of Oceaneering International, Inc. (“Oceaneering” or “us”) appointed Roderick A. Larson to serve as a Class III Director, President and Chief Executive Officer of Oceaneering following the retirement of M. Kevin McEvoy as our Chief Executive Officer. In connection with Mr. Larson’s increase in responsibilities, the Compensation Committee of the Board (the “Compensation Committee”) increased his annual base salary rate for the remainder of 2017 to $700,000 and granted supplemental awards of 9,825 performance units and 25,163 restricted stock units to him under Oceaneering’s Second Amended and Restated 2010 Incentive Plan (the “Incentive Plan”).
The performance units will be settled in cash. Each has an initial notional value of $100, but the final value may range from $0 to $200. The restricted stock units will be settled in shares of Oceaneering common stock, each unit representing the equivalent of one share. Mr. Larson’s supplemental performance units and supplemental restricted stock units are scheduled to vest in full on February 24, 2020.
In addition, on May 5, 2017, the Board granted Mr. McEvoy an award of 6,000 shares of restricted stock under the Incentive Plan, and approved a 2017 base annual cash retainer of $70,000 payable to Mr. McEvoy on a quarterly basis. The restricted stock award is scheduled to vest in full on the first anniversary of the award date.
The above-described awards to Messrs. Larson and McEvoy under the Incentive Plan may be subject to early vesting under certain conditions, and the foregoing descriptions are incomplete and qualified by reference to the complete agreements, which are attached as exhibits to this report and incorporated by reference into this Item.
Pursuant to Oceaneering’s performance-based 2017 Annual Cash Bonus Award Program approved by the Compensation Committee on February 24, 2017 under the Incentive Plan, Mr. Larson’s target and maximum possible bonus percentages remain unchanged at 125% and 250%, respectively, but the dollar amount of his bonus under this program, if any, would be determined by applying the applicable percentage to his 2017 base salary on a prorated basis. Also effective May 5, 2017, the Compensation Committee increased the percentage of Mr. Larson’s base salary to be credited to his notional account in Oceaneering’s Supplemental Executive Retirement Plan to 50%.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 5, 2017, Oceaneering held its annual meeting of shareholders. The matters voted on and the number of votes cast for or against or withheld, as well as the number of abstentions and broker non-votes as to such matters, as applicable, were as stated below:

1.
The three nominees proposed by our Board of Directors were elected as Class I directors for a three-year term that is scheduled to expire at Oceaneering’s 2020 annual meeting of shareholders, and the voting results are set forth below:

Name of Director	For	Withheld	Broker Non-Votes

William B. Berry	86,030,948	2,962,085	3,787,390
T. Jay Collins	51,760,388	37,232,645	3,787,390
Jon Erik Reinhardsen	74,648,846	14,344,187	3,787,390

2.	Oceaneering's Second Amended and Restated 2010 Incentive Plan was approved, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

86,042,239	2,673,470	277,324	3,787,390

3.	The compensation of Oceaneering's named executive officers was approved, on an advisory basis, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

81,067,471	7,031,341	894,221	3,787,390

4.
The shareholders have selected, on an advisory basis, that Oceaneering hold future advisory votes on the compensation of Oceaneering’s named executive officers every year, and the voting results are set forth below:

1 Year	2 Year	3 Year	Abstentions	Broker Non-Votes

79,202,181	318,740	9,267,384	204,728	3,787,390

5.	The appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2017 was ratified, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

92,086,984	564,193	129,246	0

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
The following are being furnished as exhibits to this report.

10.1	Supplemental 2017 Performance Unit Agreement for Mr. Larson
10.2	Supplemental 2017 Restricted Stock Unit Agreement for Mr. Larson
10.3	2017 Nonemployee Director Restricted Stock Agreement for Mr. McEvoy
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	May 5, 2017	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Senior Vice President, General Counsel, Secretary

Exhibit Index

No.	Description

10.1	Supplemental 2017 Performance Unit Agreement for Mr. Larson
10.2	Supplemental 2017 Restricted Stock Unit Agreement for Mr. Larson
10.3	2017 Nonemployee Director Restricted Stock Agreement for Mr. McEvoy